                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                  FORM 8-K/A



                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): June 5, 2000



                           HERSHA HOSPITALITY TRUST
            (Exact name of registrant as specified in its charter)

          Maryland                          005-55249                    251811499
(State or other jurisdiction          (Commission File No.)           (I.R.S. Employer
     of incorporation)                                               Identification No.)


                           148 Sheraton Drive, Box A
                      New Cumberland, Pennsylvania 17070
                   (Address of principal executive offices)


                                (717) 770-2405
             (Registrant's telephone number, including area code)

                                      N/A
         (former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

     On May 19, 2000, Hersha Hospitality Trust (the "Company"), through its interest in Hersha Hospitality L.P. (the "Partnership"), completed its acquisition of four hotel properties in metropolitan Atlanta, Georgia from various entities owned by Noble Investments Group, Ltd. ("Noble"). Collectively, the four properties are referred to as the ("Noble Investments Hotels"). The four properties acquired and their respective purchase prices are as follows:


Hotel Property           Rooms     Location                 Purchase Price
--------------           -----     --------                 --------------
Comfort Suites            85       Duluth, GA.                $5,207,857
Holiday Inn Express       68       Duluth, GA.                $3,735,413
Hampton Inn               91       Newnan, GA.                $7,117,092
Hampton Inn               61       Peachtree City, GA.        $3,939,640


     The Partnership acquired the Hampton Inn, Newnan and Hampton Inn, Peachtree City through the assumption of existing debt, held by General Electric Capital Corporation, of $3.6 million and $2.4 million, respectively. In addition, approximately $5.0 million was utilized from the Company's outstanding line of credit. The Comfort Suites, Duluth and the Holiday Inn Express, Duluth were purchased through mortgages from Lehman Brothers Bank totaling $6.0 million in addition to $2.7 million from the Company's outstanding line of credit.

     The Partnership leased the properties to entities owned by Noble pursuant to percentage leases (the "Percentage Leases") that provide for rent based, in part, on the room revenues from the hotels. The leases for the Comfort Suites, Duluth, and the Holiday Inn Express, Duluth, are effective as of May 19, 2000. The leases for the Hampton Inn hotels located in Newnan and Peachtree City is effective as of April 20, 2000.

     The purchase prices for the hotels were determined via arm's length negotiations between the Company and Noble regarding the rent to be paid by Noble under the Percentage Leases. Independent appraisals were obtained for each of the hotel properties in order to further substantiate the purchase prices.

     The following table sets forth (i) the Initial Fixed Rent for the first lease term and (ii) the annual Percentage Rent formula for the four hotel properties:

Acquired                 Initial
Hotel                    Fixed Rent        Percentage Rent Formula
-----                    ----------        -----------------------
Comfort Suites,          $745,623          47.56% of room revenue up to $1,567,000,
Duluth, GA                                 plus 40% of room revenues in excess of $1,567,000

Holiday Inn Express,     $533,290          43.47% of room revenue up to $1,226,000,
Duluth, GA                                 plus 40% of room revenues in excess of $1,226,000

Hampton Inn,             $965,000          53.76% of room revenue up to $1,795,000,
Newnan, GA                                 plus 40% of room revenues in excess of $1,795,000

Hampton Inn,             $557,000          46.85% of room revenue up to $1,189,000,
Peachtree City, GA                         plus 40% of room revenues in excess of $1,189,000

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

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements.

     The combined audited balance sheets and statements of operations, partners' equity and cash flows of the Noble Investments Hotels as of December 31, 1998, June 30, 1999 and December 31, 1999 are included as Exhibit 99.1 to this Form 8-K/A.

     The combined unaudited balance sheets and statements of operations, partners' equity and cash flows of the Noble Investments Hotels as of March 31, 2000 is included as Exhibit 99.2 to this Form 8-K/A.

(b)  Pro Forma Financial Information.

     The pro forma financial (unaudited) as of December 31, 1999 and for the three months ended March 31, 2000 reflecting all of the acquisitions made by the Company since its inception, including the acquisitions of the Noble Investments Hotels, is included as Exhibit 99.3 to this Form 8-K/A.

(c)  Exhibits.

      *10.1  Form of Purchase Leaseback Agreement.

      *10.2  Form of Lease Agreement.

       99.1 The combined audited balance sheets and statements of operations, partners' equity and cash flows of the Noble Investments Hotels as of December 31, 1998, June 30, 1999 and December 31, 1999.

       99.2 The combined unaudited balance sheets and statements of operations, partners; equity and cash flows of the Noble Investments Hotels as of March 31, 2000.

       99.3 The pro forma financial (unaudited) as of December 31, 1999 and for the three months ended March 31, 2000.

-------------------
*Previously filed.
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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Hersha Hospitality Trust


                                     By: /s/ Hasu P. Shah
                                         ------------------------
                                         Hasu P. Shah
                                         Chief Executive Officer

Date: July 18, 2000


                                 EXHIBIT INDEX

*10.1   Form of Purchase Leaseback Agreement.

*10.2   Form of Lease Agreement.

 99.1 The combined audited balance sheets and statements of operations, partners' equity and cash flows of the Noble Investments Hotels as of December 31, 1998, June 30, 1999 and December 31, 1999.

 99.2 The combined unaudited balance sheets and statements of operations, partners; equity and cash flows of the Noble Investments Hotels as of March 31, 2000.

 99.3 The pro forma financial (unaudited) as of December 31, 1999 and for the three months ended March 31, 2000.

-----------------------
*Previously filed.
                                       4